Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement on Form S-4 of Business First Bancshares, Inc., as amended, of our report dated March 11, 2019, relating to our audit of the 2018 consolidated financial statements of Pedestal Bancshares, Inc. and Subsidiaries appearing in the joint proxy statement/prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions "Experts" in such Prospectus.

/s/ Kolder, Slaven & Company, LLC

Kolder, Slaven & Company, LLC

Lafayette, Louisiana

February 28, 2020